EXHIBIT 10.3
MASTER REAFFIRMATION AGREEMENT
     MASTER REAFFIRMATION AGREEMENT dated as of March 12, 2008 (“Agreement”) among VIRCO MFG. CORPORATION, a Delaware corporation (the “Borrower”), VIRCO, INC., a Delaware corporation (“Virco”), VIRCO MGMT. CORPORATION, a Delaware corporation (“Virco Mgmt”; and, together with the Borrower and Virco, the “Loan Parties”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).
W I T N E S S ET H:
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower and the Bank have entered into that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as further amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”; terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined), which has amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of January 27, 2004 (as amended or otherwise modified prior to the date hereof, the “Prior Credit Agreement”) between the Borrower and the Bank; and
     WHEREAS, the Loan Parties have previously executed and delivered to the Bank various guaranties, security agreements and mortgages, each listed on Annex A attached hereto (collectively, the “Existing Security Documents”).
     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:
     1. Amendments to Existing Security Documents.
          (a) All references in the Existing Security Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement. Cross references in the Existing Security Documents to particular section references in the Prior Credit Agreement shall be deemed to be cross references to the corresponding sections of the Credit Agreement.
          (b) All references to the obligations guaranteed or secured under the Existing Security Documents shall be deemed to include all of the Obligations of the Loan Parties.
     2. Reaffirmation. Each Loan Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party has granted liens or security interests in its properties and/or acts as a guarantor, surety or an accommodation party, as the case may be, under any of the Existing Security Documents to which it is a party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and undertakings arising under or pursuant to each of such Existing Security Documents and (ii) acknowledges and agrees that, subsequent to the execution and delivery of, and after taking into account and giving effect to, the Credit Agreement, each of such Existing Security Documents remains in full force and effect as hereby ratified, amended and confirmed. To the extent such Loan Party granted liens on, or security interests in, any of its properties pursuant to any such Existing Security Documents as security for the Obligations arising under, pursuant to or as defined in the Prior Credit

Agreement, each such Credit Party hereby ratifies and reaffirms such grant of security and confirms and agrees that, subsequent to the execution and delivery of, and after taking into account and giving effect to, the Credit Agreement, such liens and security interests hereafter secure all of the Obligations arising under, pursuant to or as defined in the Credit Agreement. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of any of the Existing Security Documents.
     3. Indemnification. Each Loan Party agrees to indemnify and hold harmless the Bank (including each Person obligated on a Hedging Agreement that is a Loan Document if such Person was an affiliate of Bank at the time of it entered into such Hedging Agreement) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of the Credit Agreement, the Prior Credit Agreement, any other Loan Document, any Obligation, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Advances or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability hereunder to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
     4. Successors and Assigns. This Agreement shall be binding upon each of the Loan Parties and upon their respective successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. The successors and assigns of such entities shall include, without limitation, their respective receivers, trustees, or debtors-in-possession.
     5. Further Assurances. Each Loan Party hereby agrees from time to time, as and when requested by the Bank to execute and deliver, or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Bank may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement and any Security Documents to which such Loan Party is a party.
     6. Definitions. All references to the singular shall be deemed to include the plural and vice versa where the context so requires.
     7. Authorization. The Bank is hereby authorized by the Loan Parties to file UCC financing statements with respect to the Collateral in which security interests are granted and

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affirmed, which UCC financing statements may describe such collateral as “all assets” of the debtor named therein.
     8. Governing Law; Arbitration. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The provisions of Section 7.11 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
     9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     10. Merger. This Agreement represents the final agreement of each of the Loan Parties with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the Loan Parties and the Bank.
     11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     12. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
[Signature Page Follows]

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     WITNESS the due execution of this Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

VIRCO MFG. CORPORATION
By:	/s/ Robert E. Dose
Robert E. Dose
Vice President - Finance, Secretary and Treasurer

VIRCO INC.
By:	/s/ Robert E. Dose
Robert E. Dose
Vice President - Finance, Secretary and Treasurer

VIRCO MGMT. CORPORATION
By:	/s/ Robert E. Dose
Robert E. Dose
Vice President - Finance, Secretary and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Jeff Heisinger
Jeff Heisinger
Vice President

Annex A
Existing Security Documents
     (i) the Subsidiary Guaranty dated as of January 27, 2004 executed by Virco, Inc., a Delaware corporation (“Virco”), in favor of Wells Fargo Bank, National Association (the “Bank”);
     (ii) the Subsidiary Guaranty dated as of January 27, 2004 executed by Virco Mgmt. Corporation, a Delaware corporation (“Virco Mgmt”), in favor of the Bank;
     (iii) the Amended and Restated Security Agreement dated as of January 27, 2004 among Virco Mfg. Corporation, a Delaware corporation (the “Borrower”), Virco, Virco Mgmt and the Bank, including the powers of attorney executed by the Borrower, Virco and Virco Mgmt in connection therewith;
     (iv) the Intellectual Property Security Agreement dated as of January 27, 2004 between the Borrower and the Bank;
     (v) the Intellectual Property Security Agreement dated as of January 27, 2004 between Virco and the Bank;
     (vi) the Intellectual Property Security Agreement dated as of January 27, 2004 between Virco Mgmt and the Bank; and
     (vii) the Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by the Borrower in favor of the Bank.

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